COEUR D'ALENE MINES CORPORATION AND SUBSIDIARIES

                                  EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                  Three Months Ended                Six Months Ended
                                                      March 31,                         June 30
                                             ---------------------------        ---------------------------
                                               1996               1995            1996               1995
                                             --------           --------        --------           --------
INCOME                                                   (In thousands except for per share data)

Weighted average shares
 outstanding                                   21,620            15,614           21,043            15,597
                                             =========         =========        =========         =========

  Income (Loss) from
   continuing operations                     $(56,881)         $  1,238         $(56,748)         $ (2,128)
  Income from discontinued
   operations                                                     2,169                              2,360
                                             ---------         ---------        ---------         ---------
  Net income (Loss)                           (56,881)            3,407          (56,748)              232
                                             =========         =========        =========         =========

Per share amounts:
  Income (loss) from
   continuing operations                     $  (2.63)         $    .08         $  (2.70)         $   (.14)
  Income from discontinued
   operations                                                       .14                                .15
                                             ---------         ---------        ---------         ---------
        Net income (loss)
          per share                          $  (2.63)         $    .22         $  (2.70)         $   (.01)
                                             =========         =========        =========         =========


Net income (loss)                            $(56,881)         $  3,407         $(56,748)         $    232
  Less Preferred Dividends                      2,632                              3,130
                                             ---------         ---------        ---------         ---------

  Net income (loss)
    attributable to
    common shareholders                      $(59,513)         $  3,407         $(59,878)         $    232
                                             =========         =========        =========         =========


Per share amounts
   attributable to common
   shareholders:
        Net income (loss) from
          continuing operations              $  (2.75)         $    .08         $  (2.85)         $   (.14)
        Income from discontinued
        operations                                                  .14                                .15
                                             ---------         ---------        ---------         ---------
          Net income (loss) per
          share attributable to
          common shareholders                $  (2.75)         $    .22         $  (2.85)         $    .01
                                             =========         =========        =========         =========

               COEUR D'ALENE MINES CORPORATION AND SUBSIDIARIES

                                  EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                  (continued)


                                                  Three Months Ended                Six Months Ended
                                                      March 31,                         June 30
                                             ---------------------------        ---------------------------
                                               1996               1995            1996               1995
                                             --------           --------        --------           --------
INCOME                                                   (In thousands except for per share data)

Fully diluted earnings per share:
  Average shares outstanding                                     15,598
  Net effect of dilutive
   stock options-based on the
   treasury stock method using
   average market price                                              16
  Assumed conversion of 6%
   convertible bonds                                              1,923
  Assumed conversion of 7%
   convertible bonds                                              4,783
  Assumed conversion of 6 3/8%
   convertible bonds                                              3,817
                                                               ---------
                                                                 26,137
                                                               ---------

Net income                                                     $  1,239
Add 6% convertible bond
 interest net of federal
 income tax effect                                                  514
Add 7% convertible bond
 interest net of federal
 income tax effect                                                  911
Add 6 3/8% convertible bond
 interest net of federal
income tax effect                                                 1,104
Less adjustment for capitalized
 interest                                                          (913)
                                                               ---------
Income from continuing operations                                 2,855
Income from discontinued operations                               2,169
                                                               ---------
Net income                                                     $  5,024
                                                               =========

Per share amounts:
Earnings from continuing operations                            $    .11
Earnings from discontinued operations                               .08
                                                               ---------
  Earnings per share                                           $    .19
                                                               =========